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                                                                    EXHIBIT 10.4

                             CONFIDENTIAL SEPARATION
                              AGREEMENT AND RELEASE

      This Confidential Separation Agreement and Release (the "Agreement") is made between Charles L. Elsey ("Employee") and Domistyle, Inc. (the "Company"), herein collectively referred to as the "Parties". This Agreement will become effective as of April 30, 2004 (the "Effective Date").

                                    RECITALS

      WHEREAS, Employee has been employed by the Company as President of Domistyle, Inc.

      WHEREAS, Employee and the Company have mutually agreed to end Employee's employment with the Company; and

      WHEREAS, the Parties desire to settle fully and finally, in the manner set forth herein, all differences between them that have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including but not limited to, any and all claims and controversies arising out of the employment relationship, including the termination thereof, between Employee and the Company.

      NOW, THEREFORE, in consideration of the recitals and the mutual promises, covenants and agreements set forth herein, the Parties covenant and agree as follows:

      1. Termination of Employment. Employee and the Company agree that Employee's employment with the Company and any of its affiliates including, without limitation, in any position as an officer of the Company and any of its affiliates is terminated effective as of April 30, 2004 (the "Separation Date"). Effective as of the Separation Date, all benefits under all Company plans, programs and/or arrangements shall terminate, except as otherwise provided in this Agreement.

      2. General Release. Employee, for and on behalf of himself, and Employee's spouse, family, agents, assigns, successors, heirs, executors, administrators, affiliates, associates, and legal representatives does hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, RELINQUISH, QUITCLAIM, ACQUIT, AND FOREVER DISCHARGE the Company, its predecessors, successors, past and present parent companies, subsidiary companies, affiliates, associates, partnerships, and its respective current and former owners, partners, assigns, successors, employees, agents, heirs, executors, administrators, legal representatives, officers, directors, shareholders and attorneys and insurers of said corporations, firms, associations, partnerships, and entities (hereinafter the "Releasees"), of and from any and all complaints, claims, grievances, liabilities, suits, demands, causes of action, obligations, promises, agreements, rights, damages, costs (including court costs and attorney's fees), losses, expenses and

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            compensation of any nature whatsoever, KNOWN OR UNKNOWN, past, present or future, fixed or contingent, liquidated or unliquidated, ACCRUED OR CONTINGENT, including, but not limited to, any and all known or unknown claims, which have resulted or may result from any alleged acts or omissions, arising out of Employee's hiring, terms and conditions of employment, employment benefits, treatment during employment, and separation from employment, including but not limited to any bonus plans, stock option plans or other compensation arrangements and expressly including, but not limited to, any and all claims or causes of action based on, related to or arising out of any alleged discrimination, harassment or retaliation based on age, race, sex, national origin, color, religion, citizenship status, disability, or handicap under any municipal, local, state, or federal law, common or statutory; including but not limited to Title VII of the Civil Rights Act of 1964 (as amended) or any similar law; the Age Discrimination in Employment Act (as amended) or any similar law; the Americans with Disabilities Act (as amended), the Federal Rehabilitation Act or any similar law; the Family and Medical Leave Act; the Workers Adjustment and Retraining Notification Act; the Fair Labor Standards Act or any similar law; the Older Workers Benefit Protection Act and any similar law; the Employee Retirement Income Security Act or any similar law; wages, compensation, or benefits of employment; retirement benefits or compensation; severance pay or benefits; future compensation, including bonuses or profit sharing; wrongful discharge from employment; negligence; intentional torts; personal injury; mental anguish or emotional distress; exemplary damages; alleged retaliation related to workers' compensation claims under chapter 451 or the Texas Labor Code or any similar law or relating to so-called "whistle-blowers" law; the Texas Payday Act or any similar law; defamation, libel or slander; fraud; or breach of contract including, without limitation, any and all claims or causes of action based on, related to or arising out of that certain offer of employment letter, dated as of August 29, 2003, that certain Employment Agreement, dated as of September 9, 2003, or any other agreement relating to employment, written or oral, any of which existed or may have existed prior to, or contemporaneously with the execution of this Agreement.

            By the signature below, Employee does hereby acknowledge that upon payment of all the consideration recited herein this is final, full and complete satisfaction, settlement and discharge of any and all liability of the Releasees, if any, to Employee whatsoever by reason of any manner, cause or thing in any way connected with or arising out of the Employee's employment and/or termination of employment and that Employee shall not receive any further sums of money or other property, for severance or compensation including but not limited to employment contracts, stock options, bonuses, health insurance, life insurance, disability insurance, vehicle allowances, and any similar obligations, except as set forth in this Agreement, from the Company.

      3. Covenant Not to Sue. Employee, for himself and on behalf of Employee's attorneys, spouse, family, heirs, assigns, successors, executors, and administrators, agrees to refrain from instituting, prosecuting, filing, or

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            processing, or assisting with the institution, prosecution, filing or processing, of any litigation, administrative proceeding, or other claim against the Company and/or any of the Releasees based upon any of the claims released in Section 2 of this Agreement and represents that no other person or entity has initiated or will initiate any such proceedings on his behalf. A violation by Employee of this Section 3 will result in indemnification obligations under
            Section 9, below. EMPLOYEE AGREES, WARRANTS, AND REPRESENTS TO THE COMPANY THAT EMPLOYEE HAS FULL EXPRESS AUTHORITY TO SETTLE ALL CLAIMS AND DEMANDS THAT ARE THE SUBJECT OF SECTION 2 OF THIS AGREEMENT AND THAT EMPLOYEE HAS NOT GIVEN OR MADE ANY ASSIGNMENT TO ANYONE, INCLUDING EMPLOYEE'S SPOUSE, FAMILY OR LEGAL COUNSEL, OF ANY CLAIMS AGAINST ANY PERSON OR ENTITY ASSOCIATED WITH THE COMPANY OR ANY RELEASEES.

      4. Non-Disclosure of Agreement. As a material and essential consideration to payment of the sums made pursuant to this Agreement, Employee agrees to keep the terms, amount, and facts of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL, and not to communicate or otherwise disclose the terms, amount, or facts of this Agreement to any employee of the Company (past, present, or future), or to any other person, except (a) to Employee's spouse, attorneys, accountants, financial advisors, and future employers, provided that such individuals are advised of and agree to maintain the confidentiality of such matters and (b) as may be required by law or compulsory process. In the event that Employee is required or compelled by law or compulsory process to disclose the existence and or contents of this Agreement, Employee will use best efforts to provide the Company with written notice, at least seven (7) days in advance of any such disclosure.

      5. Return and Non-Disclosure of Proprietary or Confidential Information. Employee acknowledges that during the term of employment with the Company, Employee had access to customer lists, trade secrets and other confidential information not ordinarily available to the general public. Employee agrees that such special knowledge received is included in the Company's proprietary confidential information. Employee agrees that this confidential information is valuable to the Company and that its protection and maintenance constitutes a legitimate interest to be protected by the enforcement of the covenants contained in this Agreement.

            Employee acknowledges that the Confidential Information (as defined below) relating to the business of the Company, or any of its affiliates, which has been obtained during Employee's employment with the Company, is the property of the Company. Employee agrees not to disclose or use at any time, any Confidential Information, without the prior written consent of the Company. Employee agrees to destroy or deliver to the Company, after his termination from employment, all memoranda, notes, plans, records, reports, drawings, sketches, specifications, diskettes, tapes and other storage media, documentation and other materials (and copies thereof), whether in written, printed or digital format,

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            containing Confidential Information, no matter where such material is located and no matter what form the material may be in, which Employee may then possess or have under his control. If requested by the Company, Employee shall provide to the Company written confirmation that all such materials have been delivered to the Company or have been destroyed. Employee shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Company shall be authorized to disclose to any future employer of Employee that Employee's use or disclosure of the Company's Confidential Information is governed by this Agreement and, at the Company's election, furnish such new employer with a copy of this Agreement or relevant portion thereof.

            For purpose of this Agreement, "Confidential Information" shall mean trade secrets, confidential or proprietary information and all other knowledge, know-how, information, documents or materials owned, developed or possessed by the Company or any of its affiliates, whether in tangible or intangible form, pertaining to the business of the Company or any of its affiliates, or any customer thereof, known or intended to be known only to employees of the Company or of any of its affiliates or other persons in a confidential relationship with the Company, or the confidentiality of which the Company takes reasonable measure to protect, including, but not limited to manufacturing processes, research and development data, project data, assignments of individual employees, testing and evaluation procedures, cost data and techniques, data bases, designs, models, operation procedures, knowledge of the organization (including pricing and sales policies, techniques and concepts), trade shows (including prices, costs, sales or content), details of joint venture or sponsorship agreements, knowledge of strategic or marketing plans for future products, events, processes, techniques, contracts, financial information or measures, business methods, future business plans, package design, retail design, field marketing outsourcing, displayers and customers (including identities and contact information of displayers and customers and prospective displayers and customers, and identities and contact information of individual contacts at business entities, which are customers), suppliers, vendors, business relationships and other information owned, developed or possessed by the Company; provided however, that Confidential Information shall not include (i) information (other than the identities of displayers and customers) that is in the public domain through no fault of Employee; (ii) information approved for release by written authorization of the Company; or (iii) information that may be required by law or an order of any court, agency or proceeding to be publicly disclosed;
            (iv) information that is commonly known in the manufacturing and sales industries and information that has been learned by and/or developed by employee during his career.

      6.    Non-Solicitation and Non-Competition.

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            (a)   The Employee acknowledges that: (i) the Company's business is international in scope and its products are marketed throughout the United States and the world; (ii) the Company competes with other businesses both within the United States and internationally; and (iii) the provisions of this Section 6 are reasonable and necessary to protect the Company's business.

            (b) In consideration of the acknowledgments by the Employee, and in consideration of the compensation and benefits to be paid or provided to the Employee by the Company under this Agreement, the Employee agrees that he will not, directly or indirectly:

                  (i) during the Post-Employment Period (as defined below), engage in, invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing or control of, be employed by, or render services to, any business whose products or services compete with the Company, anywhere within the United States or within foreign countries in which the Company conducts business;

                  (ii) whether for the Employee's own account or for the account of any other person or entity, at any time during the Post-Employment Period, solicit business of the same or similar type being carried on by the Company or its affiliates, from any retail or wholesale customer of the Company or its affiliates in existence at any time during the year prior to the Effective Date, whether or not the Employee had personal contact with such customer during and by reason of the Employee's employment with the Company;

                  (iii) whether for the Employee's own account or the account of any other person or entity, at any time during the one year period following effective date, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was at the time of such solicitation, employment or engagement an employee, displayer, consultant or independent contractor of the Company or its affiliates or in any manner induce or attempt to induce any employee of the Company or its affiliates to terminate his/her employment with the Company, or its affiliates or in any manner induce or attempt to induce any displayer of the Company or its affiliates to terminate his/her relationship with the Company or its affiliates; or

            (c) If any covenant in this Section 6 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary,

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                  and not against public policy, will be effective, binding, and enforceable against the Employee.

            (d) The period of time applicable to any covenant in this Section 6 will be extended by the duration of any violation by the Employee of such covenant.

            (e) The Employee will, while the covenant under this Section 6 is in effect, give written notice to the Company, within ten (10) days after accepting any other employment or consulting arrangement, of the identity of the Employee's new employer or contractor and all of the material duties and services to be provided by Employee in such employment or retention, which shall not require disclosure by Employee of any terms of compensation. The Company may notify such new employer that the Employee is bound by this Agreement and, at the Company's election, furnish such new employer with a copy of this Agreement or relevant portion thereof.

            (f) The term "Post-Employment Period" means the three (3) month period following the Effective Date.

      7. Severance Benefit Terms. Contingent upon receipt of Employee's signature on this Agreement, the Company agrees to:

                  Pay Severance Payment to you in six semi-monthly installments, the total of which shall not exceed $66,250.02. Such payments shall be made pursuant to the Company's current normal semi-monthly payroll cycle. The first payment would be May 15, 2004, and the final payment would be July 31, 2004. No interest or other charge shall apply to any such installments that are made by the Company.

                  Also, Employee shall be paid for all accrued vacation.

            No further or additional severance payments shall be due to Employee.

            Limitations On Other Benefits Or Compensation. Employee understands and agrees that he will receive no other wage, accrued vacation, back pay, bonus, severance, or other payment or benefit from the Company (other than those set forth in this paragraph).

      8. No Admission. This Agreement is not an admission of wrongdoing or liability by either Employee or the Company. The Parties hereto recognize that, by entering into this Agreement, the Company does not admit any violation of any local, state, or federal law, common or statutory. The Parties further recognize that this Agreement has been entered into in release and compromise of any claims that might be asserted by Employee, in connection with Employee's employment with

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            the Company, or the termination thereof, and to avoid the expense and burden of any litigation related thereto.

      9. Breach by Employee. The Parties acknowledge and agree that in the event it is proven that Employee materially breaches any provision of this Agreement: (a) the Company may suspend payments under this Agreement and/or rescind the Agreement; (b) Employee will indemnify and hold the Company harmless from and against any and all resulting damages or loss incurred by the Company in any action where the Company prevails (including attorneys' fees and expenses); (c) In any action where the Company prevails, Employee will immediately repay to the Company in full any payment made to him under the provisions of this Agreement; and (d) the Company will be entitled to recover from Employee any payment not repaid to the Company, as required by subpart (c) of this paragraph, as well as any and all other resulting actual or consequential damages. The Company may also pursue any other available remedies for any breach of this Agreement.

            One or more waivers of a breach of any covenant, term, or provision of this Agreement by any of the Parties shall not be construed as a waiver of a subsequent breach of the same covenant term, or provision, nor shall it be considered a waiver of any other existing or subsequent breach of a different covenant, term, or provision.

      10. Severability. If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, such provision or term shall be fully severable; this Agreement shall be construed and enforced as if such illegal, or unenforceable provision had never comprised part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. However, the Parties agree that all payments made under the Agreement shall remain full and final and the occurrence of any event of inapplicability, invalidity, illegality, unenforceability, or modification made to this Agreement shall in no way (a) entitle the Employee to any additional payment, compensation, or cost from the Company or create any liability for the Company to the Employee under this Agreement, or (b) revise, reinstate, or otherwise restore any claims or causes of action being released hereby. The Parties further agree that the occurrence of any such inapplicability, invalidity, illegality, unenforceability, or modification will not operate to reduce the consideration paid to the Employee under this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provisions, as may be possible and that is legal, valid, and enforceable.

      11. Remedies. The Parties agree that should one party sue the other party for a breach of any provision of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs of court. The parties hereby agree that each

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            party shall have the right to sue for specific performance of this
            Agreement, and for declaratory and injunctive relief.

      12. Entire Agreement. This Agreement constitutes the entire Agreement of the Parties, and supersedes all prior and contemporaneous negotiations and agreements, oral or written. All such prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. No representations, oral or written, are being relied upon by either party in executing this Agreement other than the express representations of this Agreement. This Agreement cannot be changed or terminated without the express written consent of the parties.

      13. Reference. The Parties acknowledge and agree that Employee will direct any request for employment references from the Company to Patricia L. Sinclair, Associate Vice President of Human Resources of the Company, and that the Company will not be obligated to respond to any such requests, or to any other inquiries from prospective employers of Employee, except to disclose only a neutral reference that discloses only Employee's job title and dates of employment.

      14. Re-Employment. Employee waives and releases forever any right or rights he might have to seek re-employment, or reinstatement with the Company or any of the other Releasees.

      15. Mutual Covenant of Non-Disparagement. Employee agrees that he shall not, directly or indirectly, in any way disparage the Company or its affiliates or any of the shareholders, partners, members, or other holders of equity in the Company or its current and former officers, directors, and employees, or make to, or solicit from, any third party (including, but not limited to, any communications with the press or other media), any comments, statements, and the like that may be considered to be derogatory or detrimental to the good name or business reputation of the Company. The Company or its affiliates or any of the shareholders, partners, members, or other holders of equity in the Company or its current and former officers, directors, and employees shall not make any comments, statements, and the like that may be considered to be derogatory or detrimental to the good name or business reputation of the Employee.

      16. Statement of Understanding. You received this Agreement on April 13, 2004.

            By executing this Agreement, Employee acknowledges that (a) Employee has been advised by the Company in writing to consult with an attorney regarding the terms of the Agreement; (b) Employee has been given the opportunity to have at least twenty-one (21) days from the date above on which Employee received this Agreement to consider this Agreement and that Employee has considered the Agreement during said time period. Employee understands and agrees that he may waive the twenty-one (21) day review period and execute this Agreement at any time after its receipt, and that any such execution prior to the expiration of the

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            twenty-one (21) days shall be a knowing waiver by Employee of such twenty-one (21) day review period; (c) Employee has consulted with an attorney of his own choosing regarding the terms of the Agreement; (d) any and all questions regarding the terms of this Agreement have been asked and answered to Employee's complete satisfaction; (e) Employee has read this Agreement and fully understands its terms and their import; (f) except as provided by this Agreement, Employee has no contractual right or claim to the benefits described herein; (g) the consideration provided for herein is good and valuable; (h) Employee is entering into this Agreement voluntarily, of his own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever; and (i) Employee is no longer an employee of the Company and its subsidiaries effective on the Separation Date.

      17. Revocation Period. Either Party may revoke this Agreement within seven (7) days of the date of its execution by Employee (the "Revocation Period"), by written notice to the other Party. Employee understands that he has no right to receive payments and benefits described in this Agreement if he revokes this Agreement. Employee further understands that if the Company does not receive from Employee written revocation of this Agreement prior to the expiration of the Revocation Period, this Agreement will become effective, and Employee will have forever waived his right and ability to revoke it, and he and the Company will be fully bound by all of its terms and conditions.

      18. Controlling Law and Venue. This Agreement shall be subject to and construed in accordance with the laws of the State of Texas. Exclusive venue shall be in Dallas County, Texas for any disputes arising out of the interpretation or enforcement of any of the terms of this Agreement.

      19. Binding Effect. This Agreement is binding on and inures to the benefit of the Company, its successors and assigns, and on Employee and Employee's successors, heirs, assigns and beneficiaries.

      20. Cooperation and Further Assurances. In order to assist with the transition following the termination of his employment with the Company, Employee agrees to make himself available to assist with such transition through and including July 31, 2004, subject to Employee's availability and in such manner as may be reasonably requested by the Company. The Parties agree to execute and deliver such other and further documents and take such other action as may be reasonably necessary to more completely, fully and/or correctly evidence or effect the intents and purposes of this Agreement.

      21. LEGAL COUNSEL. EMPLOYEE UNDERSTANDS THAT HE IS WAIVING IMPORTANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT AND, FURTHER, THAT EMPLOYEE HAS CONSULTED WITH AN ATTORNEY OF HIS CHOOSING BEFORE SIGNING THIS AGREEMENT.

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            READ CAREFULLY BEFORE SIGNING. THIS DOCUMENT INCLUDES A RELEASE OF
            ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the undersigned have executed this Agreement freely and voluntarily intending to be legally bound by it.

ACCEPTED AND AGREED TO BY:

EMPLOYEE

/s/ Charles L. Elsey
-------------------------------

April 15, 2004
Date

Address for Notice:

    ___________________________
    ___________________________

STATE OF Texas       )
                     )
COUNTY OF Dallas     )

      BEFORE ME, the undersigned, a Notary Public, on this day personally appeared Charles Elsey known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this 15th day of April.

                                          /s/ Christopher Lee Reed
                                          --------------------------------------
                                          Notary Public, State of Texas
[SEAL]                                    My commission expires: March 1, 2008

CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE - Page 10

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HOME INTERIORS AND GIFTS, INC.

By: /s/ Patricia L. Sinclair
    ----------------------------

Name:  Patricia L. Sinclair

Title: AVP Human Resources

       April 15, 2004

Date

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